Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Telephone and Data Systems, Inc.:

(1)   Registration Statement (Form S-3 No. 333-188965),

(2)   Registration Statement (Form S-3 No. 333-188969),

(3)   Registration Statement (Form S-3 No.333-190907),

(4)   Registration Statement (Form  S-4 No. 33-64293),

(5)   Registration Statement (Form S-8 No. 333-58127),

(6)   Registration Statement (Form S-8 No. 333-105676),

(7)   Registration Statement (Form S-8 No. 333-179702),

(8)   Registration Statement (Form S-8 No. 333-179703),

(9)   Registration Statement (Form S-8 No. 333-185143),

(10)    Registration Statement (Form S-8 No. 333-190330), and

(11)    Registration Statement (Form S-8 No. 333-197793);

of our report dated February 25, 2015, with respect to the financial statements of Los Angeles SMSA Limited Partnership included in this Annual Report (Form 10-K) of Telephone and Data Systems, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Certified Public Accountants

Orlando, Florida

February 25, 2015